Exhibit 99.1

Contact: Cathy Kruse

Telephone: 701-572-2020 ext 1

cathy@georesourcesinc.com

FOR IMMEDIATE RELEASE

GeoResources, Inc. Announces Proposed Common Stock Offering

Houston, Texas, January 10, 2011 - GeoResources, Inc., (NASDAQ: “GEOI”), today announced that it and certain selling shareholders intend to offer, subject to market and other conditions, 4,700,000 shares of common stock, of which 4,000,000 shares would be sold by GeoResources and 700,000 shares would be sold by the selling shareholders, in an underwritten public offering. In connection with the offering, the Company and the selling shareholders expect to grant the underwriters a 30-day option to purchase up to an additional 705,000 shares of common stock on a pro-rata basis.

GeoResources expects to utilize the net proceeds it receives from the offering to pay down the $87.0 million outstanding balance under its credit agreement. GeoResources expects to use any of its remaining net proceeds from the offering along with its cash flow and credit facility availability, primarily to fund its drilling and development expenditures on its acreage in the Bakken Trend in North Dakota and Montana, and its acreage in the Eagle Ford Trend in Texas, and for incremental leasehold acquisitions and general corporate purposes.

Wells Fargo Securities is acting as Sole Book-Running Manager for the common stock offering.

The offering is being made pursuant to effective registration statements filed by GeoResources with the Securities and Exchange Commission (“SEC”). A copy of the preliminary prospectus supplement and related base prospectuses for the offering may be obtained on the SEC’s website at http://www.sec.gov or by contacting Wells Fargo Securities, Attn: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, Email: cmclientsupport@wellsfargo.com, Telephone: 1.800.326.5897.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of the securities referred to above. An offering of any such securities will be made only by means of a prospectus supplement to the base prospectuses contained in GeoResources’ registration statements on Form S-3. Any such prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About GeoResources, Inc.

GeoResources, Inc. is an independent oil and gas company engaged in the acquisition and development of oil and gas reserves through an active and diversified program that includes the acquisition, drilling and development of undeveloped leases, purchases of reserves, exploration and re-engineering activities, currently focused in the Southwest, Gulf Coast and the Williston Basin. For more information, visit our website at www.georesourcesinc.com.

Forward-Looking Statements

Information included herein contains forward-looking statements that involve significant risks and uncertainties, including our need to replace production and acquire or develop additional oil and gas reserves, intense competition in the oil and gas industry, our dependence on our management, volatile oil and gas prices and costs, uncertain effects of hedging activities and uncertainties of our oil and gas estimates of proved reserves and reserve potential, all of which may be substantial. In addition, past performance is no guarantee of future performance and results. All statements or estimates made by the Company, other than statements of historical fact, related to matters that may or will occur in the future are forward-looking statements. Readers are encouraged to read our December 31, 2009 Annual Report on Form 10-K and Form 10-K/A and our other documents subsequently filed with the SEC regarding information about GeoResources for meaningful cautionary language in respect of the forward-looking statements herein. Interested persons are able to obtain free copies of filings containing information about GeoResources, without charge, at the SEC’s internet site (http://www.sec.gov). There is no duty to update the statements herein.